EXHIBIT 10.3.4

DESIGNER BRANDS INC.
NONQUALIFIED STOCK OPTION AGREEMENT
This Agreement is entered into in Franklin County, Ohio. On the Grant Date, Designer Brands Inc., an Ohio corporation (the “Company”), has awarded to the Participant, an option (the “Option”) to purchase common shares, without par value, of the Company (the “Shares”) for the Exercise Price per share. The Option has been granted under the Designer Brands Inc. 2014 Long Term Equity Incentive Plan, as amended (the “Plan”), and will include and be subject to all provisions of the Plan, which are incorporated herein by reference, and will be subject to the provisions of this Agreement. Capitalized terms used in this Agreement which are not specifically defined will have the meanings ascribed to such terms in the Plan. To the extent the terms and conditions set forth in this Agreement differ in any way from the terms and conditions set forth in the Plan, the terms of the Plan shall govern. This Option shall vest and become exercisable in five installments, which shall be as nearly equal as possible, on the ________ anniversaries of the Grant Date (each, the “Vesting Date” with respect to the portion of the Option scheduled to vest on such date), subject to the provisions of this Agreement, including those relating to the Participant’s continued employment with the Company or a Subsidiary. Notwithstanding the foregoing, in the event of a Change in Control prior to the Participant’s Termination of Employment, the vesting of the Option shall be accelerated and settled in accordance with the terms of Article VIII of the Plan. This Option shall expire on the 10th anniversary of the Grant Date (the “Grant Expiration Date”).
1.Method of Exercise and Payment of Price.
(a)Method of Exercise. At any time when all of the Option or a portion of the Option (such portion not to be fewer than 100 Shares or the total number of Shares then underlying such Option) is exercisable under the Plan and this Agreement, some or all of the exercisable portion of the Option may be exercised from time to time by written notice to the Company, or such other method of exercise as may be specified by the Company, including without limitation, exercise by electronic means on the web site of the Company’s third-party equity plan administrator, which will:
(i)State the number of whole Shares with respect to which the Option is being exercised; and
(ii)If the Option is being exercised by anyone other than the Participant, if not already provided, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations.
(b)Payment of Price. The full exercise price for the portion of the Option being exercised shall be paid to the Company as provided below:
(i)In cash;
(ii)By check or wire transfer (denominated in U.S. Dollars);
(iii)Subject to any conditions or limitations established by the Committee, other Shares which (A) in the case of Shares acquired from the Company (whether upon the exercise of an Option or otherwise), have been owned by the Participant for more than six months on the date of surrender (unless this condition is waived by the Committee), and (B) have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which the Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price shall be refunded to the Participant, with any fractional Share being repaid in cash);
(iv)Consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Committee; or
(v)Any combination of the foregoing methods of payment.
2.Transferability. The Option generally shall not be transferrable except at the Participant’s death, in which case the Option may be transferred to the Participant’s designated beneficiary, or absent any such designation, by will or pursuant to the laws of descent and distribution.
3.Termination of Employment.
(a)Employment Termination by Reason of Death or Disability. If employment Termination occurs by reason of death or Disability prior to the vesting in full of the Option, then any unvested portion of the Option shall, except as otherwise provided in this Agreement, vest upon and become exercisable in full from and after such death or Disability. The Option may thereafter be exercised by the Participant or any beneficiary or transferee of the Participant, if applicable, for a period of one year from the date of such death or Disability until the Grant Expiration Date.
(b)Other Employment Termination. Except as otherwise provided for in an Employment Arrangement (as defined in Section 12), if employment Termination occurs by any reason other than death or Disability, any unexercised portion of the Option which has not vested on such date of employment Termination will automatically be cancelled and forfeited. The Participant will thereupon cease to have any right or entitlement to receive any Shares with respect to the cancelled portion of the Option. Except as otherwise provided in the Plan, the Participant will have 90 days from the date of employment Termination or until the Grant Expiration Date, whichever period is shorter, to exercise any portion of the Option that is vested and exercisable on the date of employment Termination.

4.Restrictions on Exercise. The Option is subject to all restrictions in this Agreement and/or in the Plan. As a condition of any exercise of the Option, the Company may require the Participant or his or her beneficiary, transferee or successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by the Company. The Option shall not be exercisable if such exercise would involve a violation of any applicable law or regulation.
5.Right of Set-Off. By accepting this Option, the Participant consents to a deduction from, and set-off against, any amounts owed to the Participant by the Company or any Subsidiary from time to time (including, but not limited to, amounts owed to the Participant as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the Company or any Subsidiary by the Participant under this Agreement.
6.Withholding Tax.
(a)Generally. The Participant is liable and responsible for all taxes owed in connection with the exercise of the Option, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Option. The Company does not make any representation or undertaking regarding the tax treatment or the treatment of any tax withholding in connection with the exercise of the Option. The Company does not commit and is under no obligation to structure the Option or the exercise of the Option to reduce or eliminate the Participant’s tax liability.
(b)Payment of Withholding Taxes. Concurrently with the payment of the exercise price pursuant to paragraph 1 hereof, the Participant is required to arrange for the satisfaction of the minimum amount of any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any employment tax obligation (the “Tax Withholding Obligation”) in a manner acceptable to the Company. Any manner provided for in subparagraph 1(b) hereof shall be deemed an acceptable manner to satisfy the Tax Withholding Obligation unless otherwise determined by the Company.
7.Governing Law/Venue for Dispute Resolution. This Agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Ohio bear a substantial relationship to the parties and/or this Agreement and that the Option and benefits granted herein would not be granted without the governance of this Agreement by the laws of the State of Ohio. In addition, all legal actions or proceedings relating to this Agreement shall be brought exclusively in state or federal courts located in Franklin County, Ohio and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. Any provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this Agreement.
8.Action by the Committee. The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Committee. The parties agree to be bound by the decisions of the Committee with regard to the interpretation of this Agreement and with regard to any and all matters set forth in this Agreement. The Committee may delegate its functions under this Agreement to an officer of the Company designated by the Committee (hereinafter the “designee”). In fulfilling its responsibilities hereunder, the Committee or its designee may rely upon documents, written statements of the parties or such other material as the Committee or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Committee or its designee and that any decision of the Committee or its designee relating to this Agreement shall be final and binding unless such decision is arbitrary and capricious.
9.Prompt Acceptance of Agreement. The Option grant evidenced by this Agreement shall, at the discretion of the Committee, be forfeited if this Agreement is not manually executed and returned to the Company, or electronically executed by the Participant by indicating the Participant’s acceptance of this Agreement in accordance with the acceptance procedures set forth on the Company’s third-party equity plan administrator’s web site, within 90 days of the Grant Date.
10.Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Option grant under and participation in the Plan or future options that may be granted under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of option grants and the execution of option agreements through electronic signature.
11.Notices. All notices, requests, consents and other communications required or provided under this Agreement to be delivered by the Participant to the Company will be in writing and will be deemed sufficient if delivered by hand, facsimile, nationally recognized overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Company at the address set forth below:

Designer Brands Inc.
810 DSW Drive
Columbus, Ohio 43219
Attention: Chief Administrative Officer
Facsimile: (614) 872-1475

All notices, requests, consents and other communications required or provided under this Agreement to be delivered by the Company to the Participant may be delivered by e-mail or in writing and will be deemed sufficient if delivered by e-mail, hand, facsimile, nationally recognized overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Participant.
12.Employment Agreement, Offer Letter or Other Arrangement. To the extent a written employment agreement, offer letter or other arrangement (“Employment Arrangement”) that was approved by the Committee or the Board of Directors or that was approved in writing by an officer of the Company pursuant to delegated authority of the Committee provides for greater benefits to the Participant with respect to (i) vesting of the Option on Termination of Employment by reason of specified events or (ii) exercisability of the Option following Termination of Employment, than provided in this Agreement or in the Plan, then the terms of such Employment Arrangement with respect to vesting of the Option on Termination of Employment by reason of such specified events or exercisability of the Option following Termination of Employment shall supersede the terms hereof to the extent permitted by the terms of the Plan under which the Option was granted.
13.Entire Agreement. Except as otherwise provided in this Agreement, this Agreement and the Plan are: (a) intended to be the final, complete, and exclusive statement of the terms of the agreement between the Participant and the Company with regard to the subject matter of this Agreement; (b) supersede all other prior agreements, communications and statements, whether written or oral, express or implied, pertaining to that subject matter; and (c) may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and not be explained or supplemented by evidence of consistent additional terms.
14.Nature of Award. The Participant acknowledges that (a) the future value of the underlying Shares is unknown and cannot be predicted with certainty and (b) in consideration of the grant of the Options, no claim or entitlement to compensation or damages shall arise from termination of the Options or diminution in value of the shares received upon settlement including (without limitation) any claim or entitlement resulting from termination of the Participant’s active employment by the Company or a Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant hereby releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the Options and this Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.
15.Clawback. Notwithstanding any provisions in this Agreement to the contrary, any compensation, benefits or payments provided hereunder (or profits realized from the sale of Shares delivered hereunder), shall be subject to recoupment and recapture to the extent necessary to comply with the requirements of any Company-adopted policy and/or laws or regulations, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Exchange Act, Section 304 of the Sarbanes Oxley Act of 2002, any stock exchange listed company manual or any rules or regulations promulgated thereunder with respect to such laws, regulations and/or securities exchange listing requirements, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to this grant and recovery of amounts relating thereto. By accepting this Award, the Participant agrees and acknowledges that the Participant is obligated to cooperate with, and provide any, and all assistance necessary to, the Company to recover, recoup or recapture this Award or amounts paid under this Award pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover, recoup or recapture this Award or amounts paid under this Award from a Participant’s accounts, or pending or future compensation or other grants.
Designer Brands INC.
By:
Name:
Its:

ACCEPTANCE OF AGREEMENT
The Participant hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered or is provided with this Agreement, and represents that he or she is familiar with and understands all provisions of the Plan and this Agreement; (b) voluntarily and knowingly accepts this Agreement and the Option granted to him or her under this Agreement subject to all provisions of the Plan and this Agreement; and (c) represents that he or she understands that the acceptance of this Agreement through an on-line or electronic system, if applicable, carries the same legal significance as if he or she manually signed the Agreement. The Participant further acknowledges receiving a copy of the Company’s most recent annual report to shareholders and other communications routinely distributed to the Company’s shareholders and a copy of the Plan Description (Prospectus) pertaining to the Plan.
Participant’s Signature:
Date: